                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:


We hereby consent to the use in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles and Subsidiaries of our report dated February 13, 1997, except for Note 15 as to which the date is February 19, 1997, relating to the consolidated financial statements of Chancellor Radio Broadcasting Company and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                            PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

April 23, 1999